Mantyla McReynolds, LLC


                                          5872 South 900 East, Suite 250
                                            Salt Lake City, Utah 84121




June 22, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2/A Registration Statement, for the registration of 3,000,000 shares of
common stock of Pacific Land and Coffee Corporation, (the Registrant).

Ladies and Gentlemen:

We hereby  consent to the use of our report for the period ended March 31, 2004, dated June 18, 2004, in the above
referenced Registration Statement. We also consent to the use of our name as experts in such Registration
Statement.

Sincerely,


/s/Mantyla McReynolds
Mantyla McReynolds